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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 July 28, 1998
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                       WEITZER HOMEBUILDERS INCORPORATED
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


     Florida                 33-89076              65-0502494
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(State or other          (Commission File        (I.R.S. Employer
jurisdiction                 Number)              Identification
of incorporation)                                     No.)




                       5901 N.W. 151st Street, Suite 120
                          Miami Lakes, Florida 33014
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                   (Address of principal executive offices)



       Registrant's telephone number, including area code: 305-819-4663
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Item 1.  Changes in Control of Registrant

     On July 28, 1998, Weitzer Homebuilders Incorporated, a Florida corporation (the "Registrant" or the "Company") received subscriptions from Chai Capital, Ltd., a Florida limited partnership (the "Partnership") for an aggregate of $5,000,000 to purchase an aggregate $4,000,000 principal amount 14% Convertible Subordinated Debentures (the "Debentures") of the Company and 1,785,714 shares of the Company's authorized and unissued Class A Common Stock, $.01 par value per share, valued at $.56 per share. The Debentures are for a term of three years and bear interest at the rate of 14% per annum and are convertible at the option of the holder into shares of the Company's Class A Common Stock at a conversion price of $.56 per share. The conversion price of the Debentures and the purchase price per share for the Company's Class A Common Stock was based upon a 30-day average of the market price of the Company's Class A Common Stock. The proceeds of the financing will be used by the Company primarily to repay the outstanding principal amount plus accrued interest of the Company's outstanding 10% bonds issued in 1994 that are currently due. The private financing was effectuated in three tranches with the first tranche being consummated on July 29, 1998, the second tranche on July 30, 1998, and the third tranche on July 31, 1998. The consummation of each tranche represented the date that the Company received cleared funds from the Partnership in accordance with the terms of the executed subscription for the investment described above.

     Among the limited partners of the Partnership are Harry Weitzer, Chairman of the Board and Chief Executive Officer of the Company and a trust (the "Trust") for the benefit of the wife of Mr. Michael Ambrosio, a Director of the Company. Mr. Ambrosio disclaims beneficial ownership of the limited partnership interest held by the Trust. In addition, Mr. Weitzer contributed to the Partnership $1,000,000 and an aggregate 1,500,000 shares of the Company's Class B Common Stock owned of record by him, constituting all of the issued and outstanding shares of Class B Common Stock of the Company.

     The general partner of the Partnership is Chai Capital Corp., a Florida corporation ("Chai Capital"), of which Messrs. Weitzer and Ambrosio are Officers and Directors. Mr. Weitzer owns 49.5% of the issued and outstanding shares of capital stock of Chai Capital, the Trust owns 1% of the issued and outstanding shares of capital stock of Chai Capital, and certain other parties, who are also limited partners of the Partnership, own in the aggregate 49.5% of the issued and outstanding shares of the capital stock of Chai Capital.

     Assuming full conversion of the Debentures, and assuming the conversion of the Class B Common Stock, described above, into a like number of shares of the Company's Class A Common Stock, the Partnership will beneficially own 10,428,571 shares of the Company's Class A Common Stock, constituting 81.54% of the Company's outstanding shares of Class A Common Stock. Said percentage is based upon the 4,145,968 shares of the Company's Class A Common Stock outstanding (including the 1,785,714 shares issued to the Partnership), and 7,142,857 shares of the Company's Class A Common Stock issuable upon conversion, as described above, and assumes that the anti-dilution protection afforded the holders of the Debentures in the event of, among other
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things, the recapitalization or reorganization of the Company's capital stock, is not triggered prior to any such conversion. Each share of Class A and Class B Common Stock of the Company entitles the holder thereof to vote on all matters submitted to the Company's shareholders, as a single class, except as otherwise provided by the Company's Articles of Incorporation, as amended, or except as required by applicable law. In addition, pursuant to the terms of the Debentures, the Company may not incur debt in excess of $200,000 per annum and may not issue any securities in the future (other than securities issuable upon exercise and/or conversion of currently outstanding derivative securities) without the prior consent of the Partnership.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          (1)  Form of Debenture


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WEITZER HOMEBUILDERS INCORPORATED



                              By: /s/ Harry Weitzer
                                 -----------------------------------------
                                 Harry Weitzer
                                 Chairman of the Board and Chief
                                 Executive Officer


Date: August 3, 1998

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